Exhibit 21
KONTOOR BRANDS, INC.
LISTING OF SUBSIDIARIES – 2025

Entity Name	Jurisdiction
20X de Mexico, S. de R.L. de C.V.	Mexico
A/S Helly-Hansen IMAK	Denmark
CTC Triangle (Norway) I AS	Norway
CTC Triangle B.V.	Netherlands
Helly Hansen (Schweiz) AG	Switzerland
Helly Hansen (U.S.) Inc.	Washington
Helly Hansen AB	Sweden
Helly Hansen AS	Norway
Helly Hansen Austria GmbH.	Austria
Helly Hansen Czech Republic s.r.o.	Czech Republic
Helly Hansen Deutschland GmbH	Germany
Helly Hansen Far East Limited	Hong Kong
Helly Hansen France SARL	France
Helly Hansen Holding AS	Norway
Helly Hansen Italy S.R.L.	Italy
Helly Hansen Leisure Canada Inc.	Canada
Helly Hansen Magyarorszag Kft.	Hungary
Helly Hansen NV	Belgium
Helly Hansen Oy	Finland
Helly Hansen Sp.z.o.o.	Poland
Helly Hansen Sportswear Spain S.L.	Spain
Helly-Hansen (U.K.) Limited	United Kingdom
Helly-Hansen Benelux B.V.	Netherlands
Helly-Hansen Distributie B.V.	Netherlands
Jeanswear de Guatemala, Limitada	Guatemala
Jeanswear Mexico Holdings, LLC	Delaware
KBI International Holdings, LLC	Delaware
Kontoor Asia Trading Limited	Hong Kong
Kontoor Brands India Private Limited	India
Kontoor Canada Co.	Canada
Kontoor Egypt Consultancy Services	Egypt
Kontoor Enterprises, LLC	Delaware
Kontoor Global Holdings Limited	United Kingdom
Kontoor HH Enterprises AS	Norway
Kontoor HH Ventures AS	Norway
Kontoor International Sarl	Switzerland
Kontoor Latin Lending S. de RL.	Panama
Kontoor Management Services, LLC	Delaware
Kontoor Mauritius Ltd.	Mauritius
Kontoor Nordic Holdings AS	Norway
Kontoor Pacific Holdings Limited	Hong Kong
Kontoor Panama S. de R.L.	Panama
Kontoor Retail, Inc.	Delaware
Kontoor Sales, Inc.	Delaware

Kontoor Services, LLC	Delaware
Kontoor US, LLC	Delaware
Kontoor Worldwide Ventures, Inc.	Delaware
KTB Comercializadora de Mexico, S. de R.L. de C.V.	Mexico
KTB CSS de Mexico, S. de R.L. de C.V.	Mexico
KTB Internacional, S. de R.L. de C.V.	Mexico
LeeWrangler Apparel (China) Co., Ltd.	China
LeeWrangler Apparel (Foshan) Co., Ltd.	China
LeeWrangler Apparel (Shanghai) Co., Ltd.	China
LeeWrangler Asia Ltd	Hong Kong
LeeWrangler Austria GmbH	Austria
LeeWrangler Belgium BV	Belgium
LeeWrangler Belgium Services BV	Belgium
LeeWrangler Czech Republic s.r.o.	Czech Republic
LeeWrangler France S.A.S.	France
LeeWrangler Germany GmbH	Germany
LeeWrangler Hong Kong Ltd	Hong Kong
LeeWrangler Hungary KFT	Hungary
LeeWrangler Italy Holding S.r.l.	Italy
LeeWrangler Italy Retail S.r.l.	Italy
LeeWrangler Italy S.r.l.	Italy
LeeWrangler Mexico Holding Sarl	Switzerland
LeeWrangler Netherlands B.V.	Netherlands
LeeWrangler Netherlands Retail B.V.	Netherlands
LeeWrangler Nicaragua y Compania Colectiva de Responsabilidad Limitada	Nicaragua
LeeWrangler Poland sp.z.o.o.	Poland
LeeWrangler Portugal Lda	Portugal
LeeWrangler Slovakia s.r.o.	Slovakia
LeeWrangler Spain S.L.U.	Spain
LeeWrangler Sweden AB	Sweden
LeeWrangler Transglobal Sarl	Switzerland
LeeWrangler U.K. Holdings Limited	United Kingdom
LeeWrangler U.K. Limited	United Kingdom
LeeWrangler WH Sourcing, LLC	Delaware
Manufacturera Lee de Mexico, S. de R.L. de C.V.	Mexico
Musto BidCo Limited	United Kingdom
Musto MidCo Limited	United Kingdom
Musto TopCo Limited	United Kingdom
R&R Apparel Company, LLC	Delaware
Retail Productivity Management, Inc.	Delaware
The H.D. Lee Company, Inc.	Delaware
Wrangler Apparel Corp.	Delaware
Wrangler de Chihuahua, S. de R.L. de C.V.	Mexico
Wrangler de Mexico, S. de R.L. de C.V.	Mexico
All subsidiaries listed above are wholly-owned subsidiaries of Kontoor Brands, Inc. as of January 3, 2026.